Name and Address of Reporting Person:         Hicks, Muse, Tate & Furst Equity
                                                 Fund III, L.P.
                                              c/o Hicks, Muse, Tate & Furst
                                                 Incorporated
                                              200 Crescent Court, Suite 1600
                                              Dallas, Texas  75201

Issuer Name and Ticker or Trading Symbol:     LIN TV Corp. (TVL)

Statement for Month/Day/Year:                 10/10/2006

Explanation of Responses


(1) Hicks, Muse, Tate & Furst Equity Fund III, L.P. ("Fund III") purchased 1 share of Class C Common Stock held by Fojtasek Capital, Ltd.

(2) Conversion to Class A Common Stock may be subject to approval by the Federal Communications Commission.

(3) Fund III is a 10% owner. In addition, the reporting persons may be deemed to be members of a group with other affiliated entities. The referenced relationships are described in more detail in a Schedule 13D dated May 13, 2002, as amended on July 15, 2002 and October 10, 2006 filed by the reporting persons and, among other persons, Hicks, Muse & Co. Partners, L.P., HM Partners Inc., Hicks, Muse, Tate & Furst Equity Fund IV, L.P., Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P., HM 4-EQ Coinvestors, L.P., HM 4-P Coinvestors, L.P., HM 4-EN Coinvestors, L.P., and HM 1-FOF Coinvestors, L.P. (collectively, the "Affiliated LIN Reporting Persons"). The reporting persons disclaim the existence of a group, and disclaim beneficial ownership of any of the securities held by the other Affiliated LIN Reporting Persons.

(4) The 18,359,091 shares reported in this statement include 18,359,090 shares of Class B Common Stock and 1 share of Class C Common Stock. The 1 share of Class C Common Stock is owned of record by Fund III. Of the 18,359,090 shares of Class B Common Stock reported in this statement, 18,122,110 shares are owned of record by Fund III and 236,980 shares are owned of record by HM3 Coinvestors, L.P. ("HM3 Coinvestors"). Hicks Muse Fund III Incorporated is the general partner of Hicks Muse GP Partners III, L.P., which in turn is the general partner of HM3 Coinvestors and HM3/GP Partners, L.P. HM3/GP Partners, L.P. is the general partner of Fund III. Hicks Muse Fund III Incorporated, Hicks Muse GP Partners III, L.P., and HM3/GP Partners, L.P. may be deemed to beneficially own all of the securities held directly by Fund III, and Hicks Muse Fund III Incorporated and Hicks Muse GP Partners III, L.P. may be deemed to beneficially own all of the securities held directly by HM3 Coinvestors.

The joint filers on Exhibit 99.2 of this statement may be deemed to beneficially own all or a portion of the securities covered by this statement. The joint filers disclaim beneficial ownership of all securities covered by this statement not owned of record by them (other than to the extent of any pecuniary interest therein).

SIGNATURE OF REPORTING PERSON

Hicks, Muse, Tate & Furst Equity Fund III, L.P.

By:      HM3/GP Partners, L.P., its General Partner

By:      Hicks Muse GP Partners III, L.P., its General Partner

By:      Hicks Muse Fund III Incorporated, its General Partner


By:     /s/  David W. Knickel
      -----------------------------------------------
      David W. Knickel
      Vice President and Chief Finanacial Officer